Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of GCI, LLC, a Delaware limited liability company (the "Company"), does hereby certify, to such officer's knowledge, that:
The Quarterly Report on Form 10-Q for the period ended September 30, 2018 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 8, 2018	/s/ Gregory B. Maffei
Gregory B. Maffei President and Chief Executive Officer

Date:	November 8, 2018	/s/ Mark D. Carleton
Mark D. Carleton Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.